Exhibit 23.2

Consent of the Independent Public Accounting Firm - Elliott Davis, LLC

Exhibit 23.2

CONSENT OF INDPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 19, 2007, accompanying the consolidated financial statements included in the Annual Report of First Community Corporation on Form 10-K for the year ended December 31, 2006. We hereby consent to the incorporation by reference of said report in the Registration Statement of First Community Corporation on Form S-8 (File No. 333-119630) and on Form S-8 (File No. 333-90603).

/s/Elliott Davis, LLC
Columbia, South Carolina
March 19, 2007